LIBERATED SYNDICATION, INC.

Restricted Stock Unit Award Agreement

Liberated Syndication, Inc. (the "***Company***") hereby grants a Restricted Stock Unit Award (the "***Award***") to you, the Holder named below. This Restricted Stock Unit Award Agreement (the "***Agreement***") consists of this cover page and the Restricted Stock Unit Terms and Conditions on the following pages.

Name of Holder:	**Jonathan Charak
No. of Restricted Stock Units ("***RSUs***") Granted:	**45,000
Grant Date:	September 29, 2021
Vesting Schedule:	
Vesting Date(s)	Portion of RSUs Which Become Vested
September 29, 2022	10,000
September 29, 2023	15,000
September 29, 2024	20,000

By signing below or otherwise evidencing your acceptance of this Agreement in a manner approved by the Company, you agree to all of the terms and conditions contained in this Agreement. You acknowledge that you have received and reviewed these documents and that they set forth the entire agreement between you and the Company regarding your right to acquire this Award.

HOLDER:

DocuSigned by:
[signature]
8D83021B353E490...

LIBERATED SYNDICATION, INC.

DocuSigned by:
By: [signature]
Name: Laurie Sims
Title: President

DocuSigned by:
By: [signature]
Name: Brad Zirpak
Title: Chairman of the Board

LIBERATED SYNDICATION, INC.
Restricted Stock Unit Award Agreement

Restricted Stock Unit Terms and Conditions

1. **Vesting of Award.**

(a) Scheduled Vesting. This Award will vest as to the number of RSUs on the date(s) specified in the Vesting Schedule on the cover page to this Agreement, so long as your Service to the Company does not end prior to the applicable Vesting Date. Notwithstanding the foregoing, Holder's Vesting Schedule shall be subject to Section 9 of Holder's employment agreement with the Company to the extent applicable.

(b) Accelerated Vesting. Notwithstanding Section 1(a), upon the occurrence of a Change of Control, this Award (or any replacement award) shall immediately vest. In addition, vesting of this Award may be accelerated during the term of the Award under the circumstances, if any, described in Holder's employment agreement, if any, with the Company.

2. **Service and Exchange Act Requirements.**

(a) Service Requirement. Except as otherwise provided in Section 1 of this Agreement, this Award may vest only while you continue to be employed by the Company or any Affiliate as an Employee, Director or Consultant ("***Service***"), and only if you have continuously provided such Service since the Grant Date of this Award. In the event that Holder's Services are terminated for any reason, the RSUs (or portion thereof) that are not vested as of Holder's termination of Services shall be immediately forfeited and cancelled on the date of such termination of Services.

(b) Exchange Act Requirement. Except as otherwise provided in Section 1 of this Agreement, if any time on or following the one-year anniversary of the date of this Agreement the Company ceases to be current for purposes of its reporting obligations under Section 13(a) or 15(d) of the Exchange Act for any reason prior to the vesting of all RSUs, then this Agreement terminates and you shall forfeit all remaining unvested RSUs.

3. **Effect of Vesting.** Upon the vesting of any RSUs, such Awards will no longer be subject to forfeiture as provided in Section 2. After any RSUs vest pursuant to Section 1, the Company shall, as soon as practicable (but no later than the 15th day of the third calendar month following the Vesting Date), cause to be issued and delivered to you (or to your personal representative or your designated beneficiary or estate in the event of your death, as applicable) one share of the Company's common stock, par value $0.001 per share (a "***Share***") in payment and settlement of each vested RSU, a payment in cash in an amount equal to the number of vested RSUs multiplied by the Fair Market Value of a Share as of the applicable Vesting Date, or a combination of cash and Shares, as determined by the Company. From any compensation payable to Holder related to this award, the Holder authorizes the Company to withhold in accordance with applicable law any taxes required to be withheld by Federal, state, or local law as a result of the settlement and payment of any vested RSUs. Upon the vesting of RSUs settled in Shares and the corresponding lapse of the restrictions and forfeiture conditions, at the Company's option, the Company shall deliver the certificate evidencing the Shares, or cause an appropriate entry in the stock register maintained by the Company's transfer agent shall be made with a notice of issuance provided to you, or electronically deliver the Shares to a brokerage account you designate, subject to compliance with all applicable legal requirements in this Agreement.

4. **Transfer of Award**. You may not assign or transfer this Award except (i) by will or by the laws of descent and distribution, or (ii) where permitted under applicable tax rules, by gift to any Family Member of the Holder, subject to compliance with applicable laws. The Award held by any such transferee will continue to be subject to the same terms and conditions that were applicable to the Award immediately prior to its transfer and may vest to the extent that the Award has become vested and has not terminated in accordance with the provisions of this Agreement.

5. **No Stockholder Rights Before Share Issuance**. Neither you nor any permitted transferee of this Award will have any of the rights of a stockholder of the Company with respect to any Shares subject to this Award until a certificate evidencing such Shares has been issued, electronic delivery of such Shares has been made to your designated brokerage account, or an appropriate book entry in the Company's stock register has been made. No adjustments shall be made for dividends or other rights if the applicable record date occurs before your stock certificate has been issued, electronic delivery of your Shares has been made to your designated brokerage account, or an appropriate book entry in the Company's stock register has been made.

6. **Choice of Law**. This Agreement will be interpreted and enforced under the laws of the state of Nevada, without regard to its conflicts or choice of law principles.

7. **No Right to Continued Service**. This Agreement does not give you a right to continued Service with the Company or any Affiliate.

8. **Binding Effect**. This Agreement will be binding in all respects on your heirs, representatives, successors and assigns, and on the successors and assigns of the Company.

9. **Notices**. Every notice or other communication relating to this Agreement shall be in writing and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided. Unless and until some other address is so designated, all notices or communications by you to the Company shall be mailed or delivered to the Company at its office at 5001 Baum Boulevard, Suite 770, Pittsburgh, Pennsylvania 15213, and all notices or communications by the Company to you may be mailed to you at the address provided to the Company simultaneously with delivery of this Agreement.

10. **Compliance with Applicable Legal Requirements**. The Company shall not issue or deliver any Shares unless the issuance and delivery of the Shares complies with all applicable legal requirements, including compliance with the provisions of applicable state and federal tax and securities laws, and the requirements of any securities exchanges on which the Company's Shares may, at the time, be listed.

11. **Restrictive Legends.** The Company may place a legend or legends on any certificate representing Shares issued upon the vesting of this Award summarizing transfer and other restrictions to which the Shares may be subject under applicable securities laws, other provisions of this Agreement, or other agreements to which you are a party. You agree that in order to ensure compliance with the restrictions referred to in this Agreement, the Company may issue appropriate "stop transfer" instructions to its transfer agent. The Company is not required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any transferee to whom such Shares have been so transferred.

12. **Compensation Recovery Policy**. To the extent that any compensation paid or payable

pursuant to this Agreement is considered "incentive-based compensation" within the meaning and subject to the requirements of Section 10D of the Exchange Act, such compensation shall be subject to potential forfeiture or recovery by the Company in accordance with any compensation recovery policy adopted by the Board of Directors of the Company or any committee thereof in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder adopted by the Securities and Exchange Commission or any national securities exchange on which the Company's common stock is then listed. This Agreement may be unilaterally amended by the Company to comply with any such compensation recovery policy.

13. **Electronic Delivery and Acceptance**. The Company may deliver any documents related to this Award by electronic means and request your acceptance of this Agreement by electronic means. You hereby consent to receive all applicable documentation by electronic delivery and through an on-line (and/or voice activated) system established and maintained by the Company or any third-party stock plan administrator of the Company.

14. **Market Standoff Agreement.** In connection with any underwritten public offering by the Company of its equity securities, and upon request of the Company or the underwriters managing such underwritten offering, you agree not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose of or transfer for value any securities of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) after the effective date of such registration as may be requested by the Company or such managing underwriters, and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of such public offering.

15. **Severability**. In case any one or more of the provisions of this Agreement is invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement will not in any way be affected or impaired thereby.

16. **Entire Agreement; Conflicts**. This Agreement and, if applicable, any employment or consulting agreement between you and the Company, constitute the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations and undertakings of the parties, whether oral or written, with respect to such subject matter. To the extent that any term or provision of this Agreement is deemed to be inconsistent with the terms of any such employment or consulting agreement, the terms of such employment or consulting agreement shall control.

17. **Recapitalization; Adjustment to Shares**. If the Company recapitalizes or otherwise changes its capital structure, thereafter upon satisfaction of this Agreement, the Holder shall be entitled to receive under this Award, in lieu of the number of Shares then covered by this Award, the number and class of shares and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of Shares then covered by this Award. The shares with respect to which Awards may be granted under this Agreement are Shares as presently constituted; provided, however, that if, and whenever, prior to the expiration or distribution to the Holder of Shares underlying an Award theretofore granted, the Company shall effect a subdivision or consolidation of the Shares or the payment of an Share dividend on Shares without receipt of consideration by the Company, the number of Shares with respect

to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding Shares, shall be proportionately increased, and the purchase price per Share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding Shares, shall be proportionately reduced, and the purchase price per Share shall be proportionately increased.

18. **Certain Defined Terms**.

(a) "***Affiliate***" shall mean any corporation which, with respect to the Company, is a "subsidiary corporation" within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended, or other entity in which the Company has a controlling interest in such entity or another entity which is part of a chain of entities in which the Company or each entity has a controlling interest in another entity in the unbroken chain of entities ending with the applicable entity.

(b) "***Change of Control***" shall mean: (i) for a Holder who is a party to an employment or consulting agreement with the Company or an Affiliate which agreement defines "Change of Control" (or a similar term), "*Change of Control*" shall have the same meaning as provided for in such agreement, or (ii) for a Holder who is not a party to such an agreement, "*Change of Control*" shall mean the satisfaction of any one or more of the following conditions (and the "Change of Control" shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied):

(i) Any person (as such term is used in paragraphs 13(d) and 14(d)(2) of the Exchange Act of 1934, as amended (the "***Exchange Act***"), other than the Company or an Affiliate or an employee benefit plan of the Company or an Affiliate, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities;

(ii) The closing of a merger, consolidation or other business combination (a "***Business Combination***") other than a Business Combination in which holders of the Shares immediately prior to the Business Combination have substantially the same proportionate ownership of the common stock or ordinary shares, as applicable, of the surviving corporation immediately after the Business Combination as immediately before;

(iii) The closing of an agreement for the sale or disposition of all or substantially all of the Company's assets to any entity that is not an Affiliate;

(iv) The approval by the holders of shares of a plan of complete liquidation of the Company, other than a merger of the Company into any subsidiary or a liquidation as a result of which persons who were stockholders of the Company immediately prior to such liquidation have substantially the same proportionate ownership of shares of common stock or ordinary shares, as applicable, of the surviving corporation immediately after such liquidation as immediately before; or

(v) Within any twenty-four (24) month period, the Incumbent Directors shall cease to constitute at least a majority of the Board or the board of directors

of any successor to the Company; provided, however, that any director elected to the Board, or nominated for election, by a majority of the Incumbent Directors then still in office, shall be deemed to be an Incumbent Director for purposes of this paragraph (v), but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or "group" other than the Board (including, but not limited to, any such assumption that results from paragraphs (i), (ii), (iii), or (iv) of this definition).

(c) "***Consultant***" shall mean any non-Employee (individual or entity) advisor to the Company or an Affiliate who or which has contracted directly with the Company or an Affiliate to render bona fide consulting or advisory services thereto.

(d) "***Director***" shall mean a member of the Board of Directors of the Company ("***Board***") or a member of the board of directors of an Affiliate, in either case, who is not an Employee.

(e) "***Employee***" shall mean any employee, including any officer, of the Company or an Affiliate.

(f) "***Fair Market Value***" shall mean, as of any specified date, the closing sales price of the Shares for such date (or, in the event that the Shares are not traded on such date, on the immediately preceding trading date) on the NASDAQ Stock Market ("***NASDAQ***"), as reported by NASDAQ, or such other domestic or foreign national securities exchange, including OTC Markets (OTCQB, OTCQX), on which the Shares may be listed. If the Shares are not listed on NASDAQ or on a national securities exchange, but are quoted on the OTC Bulletin Board or by the National Quotation Bureau, the Fair Market Value of the Shares shall be the mean of the highest bid and lowest asked prices per Share for such date. If the Shares are not quoted or listed as set forth above, Fair Market Value shall be determined by the Board in good faith by any fair and reasonable means (which means may be set forth with greater specificity in the applicable Award Agreement). The Fair Market Value of property other than Shares shall be determined by the Board in good faith by any fair and reasonable means consistent with the requirements of applicable law.

(g) "***Family Member***" of an individual shall mean any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Holder's household (other than a tenant or employee of the Holder), a trust in which such persons have more than fifty percent (50%) of the beneficial interest, a foundation in which such persons (or the Holder) control the management of assets, and any other entity in which such persons (or the Holder) own more than fifty percent (50%) of the voting interests.

(h) "***Incumbent Director***" shall mean, with respect to any period of time for purposes of determining whether or not a Change of Control has occurred, the individuals who were members of the Board at the beginning of such period.

By signing the cover page of this Agreement or otherwise accepting this Award in a manner approved by the Company, you agree to this Agreement.